                                                                   EXHIBIT 10(Z)
                             HEWLETT-PACKARD COMPANY
                        2001 EXECUTIVE TRANSITION PROGRAM

                                   ARTICLE I
                PURPOSE, ESTABLISHMENT AND APPLICABILITY OF PLAN

     A.   Purposes. On September 4, 2001, Hewlett-Packard Company (the
          --------
"Company") announced its plans for a strategic merger with Compaq Computer Corporation (the "Merger"). The Company's Board of Directors (the "Board") recognizes that the Merger is a distraction to key Employees and may cause such Employees to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of these Employees, notwithstanding the uncertainty created by the Merger, and that it is in the best interests of the Company and its stockholders to provide these Employees with financial security and encouragement to remain with the Company and to maximize the value of the Company following completion of the Merger.

     B.   Establishment of Plan. The Plan, as set forth in this document, is
          ---------------------
hereby effective as of the Effective Date.

     C.   Applicability of Plan. Subject to the terms of this Plan, the benefits
          ---------------------
provided by this Plan shall be available to those Employees who, on or after the Effective Date, receive a Notice of Participation and who meet the eligibility requirements of Article III.

                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

     Whenever used in the Plan, the following terms shall have the meanings set forth below.

     A.   Board. "Board" means the Board of Directors of the Company.
          -----

     B.   Cause. "Cause" means (i) the Participant's willful failure to
          -----
substantially perform his or her material duties (other than as a failure resulting from the Participant's complete or partial incapacity due to physical or mental illness or impairment) for a period of thirty (30) days after a written demand for substantial performance is delivered to the Participant by the Plan Administrator that specifically identifies the manner in which the Plan Administrator believes that the Participant has not substantially performed his or her duties, (ii) a material and willful violation of a federal or state law or regulation applicable to the business of the Company, and (iii) a willful act by the Participant that constitutes gross misconduct and that is injurious to the Company. No act, or failure to act, by the Participant shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interests.

     C.   Code. "Code" means the Internal Revenue Code of 1986, as amended.
          ----

     D.   Company. "Company" means Hewlett-Packard Company, any subsidiary
          -------
corporations, any successor entities as provided in Article XI hereof, and any parent or subsidiaries of such successor entities.

     E.   Constructive Termination. The Participant's employment may be
          ------------------------
terminated by reason of Constructive Termination. For purposes of this Plan, "Constructive Termination" means the Participant terminates his or her employment with the Company as a result of one or more of the following events (unless such event(s) applies generally to all officers of the Company): (i) without the Participant's express written consent, a reduction by the Company in the Participant's annualized Target Pay relative to his or her annualized Target Pay as in effect immediately prior to such reduction; (ii) a reduction in the Participant's annualized base salary relative to his or her annualized base salary as in effect immediately prior to such reduction (other than a reduction under the Pay-for-Results Plan in accordance with its terms as consistently applied); and (iii) without the Participant's express written consent, a material reduction by the Company in the kind or level of employee benefits to which the Participant is entitled immediately prior to such reduction with the result that the Participant's overall benefits package is significantly reduced.

     F.   Disability. "Disability" means a disability under the Company's Income
          ----------
Protection Plan that entitles the Participant to benefits under such Plan for a period of at least twenty-six (26) weeks.

     G.   Effective Date. "Effective Date" means September 4, 2001.
          --------------
Notwithstanding the foregoing nor any contrary provision in this Plan, severance and other benefits under the Plan will be paid only if the transaction described in the Agreement and Plan of Reorganization by and among Hewlett-Packard Company, Heloise Merger Corporation and Compaq Computer Corporation (the "Merger Agreement") is completed.

     H.   Employee. "Employee" means an employee of the Company.
          --------

     I.   ERISA. "ERISA" means the Employee Retirement Income Security Act of
          -----
1974, as amended.

     J.   Non-Qualified Retirement Plans. "Non-Qualified Retirement Plans" means
          ------------------------------
the following Company plans as in effect as of the Effective Date:

          (i)  the Excess Benefit Retirement Plan;

          (ii) the Officers Early Retirement Plan;

          (iii) the International Retirement Guarantee; and

          (iv) the Global Retirement Supplement.

     K.   Notice of Participation. "Notice of Participation" means an
          -----------------------
individualized written notice of participation in the Plan from an authorized officer of the Company.

     L. Participant. "Participant" means an individual who meets the ----------- eligibility requirements of Article III.

     M.   Plan. "Plan" means this Hewlett-Packard Company Executive Transition
          ----
Program.

     N.   Plan Administrator. "Plan Administrator" means the Board or its
          ------------------
committee or designate, as shall be administering the Plan.

     O.   Release Agreement. "Release Agreement" means the form of general
          -----------------
waiver, release and agreement a Participant must execute as a condition to receiving severance and other benefits pursuant to Article V.

     P.   Retirement. "Retirement" means the Participant's resignation from the
          ----------
Company after attaining age fifty-five (55) years  of age with fifteen
(15) or more "full-time equivalent years of service" (within the meaning of the Company's Continued Group Medical and SeniorMed Program as in effect on the Effective Date) or as defined by local country laws.

     Q.   Severance Payment Factor. "Severance Payment Factor" means, for each
          ------------------------
Participant, the Severance Payment Factor set forth in such Participant's Notice of Participation.

     R.   Severance Payment Period. "Severance Payment Period" means for each
          ------------------------
Participant, the Severance Payment Period set forth in such Participant's Notice of Participation.

     S.   Target Pay. "Target Pay" means the Participant's base salary and
          ----------
variable amount for a fiscal period of the Company determined in accordance with the Pay-for-Results Plan.

     T.   Termination Date. "Termination Date" means (i) the date on which the
          ----------------
Company delivers notice of termination to the Participant or such later date, not to exceed ninety (90) days, specified in the notice of termination, (ii) in the event the term of employment ends by reason of the Participant's death, the date of death, or (iii) if the Participant terminates his or her employment with the Company, the date on which the Participant delivers notice of termination to the Company.

     U.   Transition Period. "Transition Period" means the period beginning on
          -----------------
the Effective Date and continuing until the second anniversary date of the Effective Date, or (ii) such later date as the Board may specify pursuant to its authority under Article XII.

     V.   Pay-for-Results. "Pay-for-Results" means the Hewlett-Packard Company
          ---------------
2000 Pay-for-Results Plan as in effect as of the Effective Date, as amended, or any successor plan.

                                   ARTICLE III
                                   ELIGIBILITY

     A.   Waiver. As a condition of receiving benefits under the Plan, an
          ------
Employee must sign the Release Agreement, attached hereto as Exhibit A.

     B.   Participation in Plan. Each Employee who is designated by the Board
          ---------------------
and who signs and timely returns to the Company a Notice of Participation shall be a Participant in the Plan. A Participant shall cease to be a Participant in the Plan upon ceasing to be an Employee unless such Participant is entitled to benefits hereunder. A Participant entitled to benefits hereunder shall remain a Participant in the Plan until the full amount of the benefits have been delivered to the Participant.

                                   ARTICLE IV
                   TRANSITION PERIOD COMPENSATION AND BENEFITS

     During the Transition Period, the Company shall maintain compensation and benefit programs for the benefit of Plan Participants as follows:

     A.   Cash Compensation. Participants shall receive a base salary and shall
          -----------------
be eligible to receive additional variable compensation. During the Transition Period, a Participant's Target Pay shall be determined in accordance with the Pay-for-Results Plan. During the Transition Period, the Plan Administrator shall review the Participant's base salary and variable compensation then in effect at least annually and shall increase such amounts as the Company may approve. The Participant's base salary and variable compensation shall be payable in accordance with the Company's normal payroll practices and, in the case of the variable compensation, in accordance with the terms of the Pay-for-Results Plan.

     B.   Equity Compensation. During the Transition Period, Participants shall
          -------------------
be eligible to receive stock options, stock and other equity-based compensation awards under the Company's equity compensation plans and programs, subject in each case to the generally applicable terms and conditions of the applicable plan or program in question and to the sole determination of the Board or any committee administering such plan or program.

     C.   Employee Benefits. During the Transition Period, Participants shall be
          -----------------
eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company applicable to other senior executives of the Company, including (without limitation) the Company's Executive Deferred Compensation Plan, retirement plans, savings or profit-sharing plans, incentive or other bonus plans, life, disability, health, accident and other insurance programs, vacation, sick leave, personal time off and similar plans or programs, subject in each case to the generally applicable terms and conditions of the applicable plan or program in question and to the sole determination of the Board or any committee administering such plan or program.

     D.   Retirement Benefits. Certain of the Participants are covered under one
          -------------------
or more of the Non-Qualified Retirement Programs, in addition to the Company's Retirement Plan and its Deferred Profit-Sharing Plan. With respect to such Participants, except as provided below with respect to the Officers Early Retirement Plan, during the Transition Period the Company shall continue to maintain such Non-Qualified Retirement Plans (or such comparable alternative non-qualified retirement arrangements as the Company may, in its discretion, determine to be sufficient to satisfy its obligations to the Participants under this Article IV.D, so as to provide benefits to the Participants that are no less favorable than those available to the Participants under such Plans as of the Effective Date, it being the Company's intention to deliver benefits to the Participants at a level that is not less than that currently provided under the Non-Qualified Retirement Plans. Notwithstanding the preceding sentence, on March 18, 1999 the Compensation Committee of the Board (the "Compensation Committee") terminated the Officers Early Retirement Plan effective November 1, 1999. In connection with such termination, the Company will calculate a lump sum equivalent benefit for eligible Officers Early Retirement Plan participants, and will credit such amounts to the participants' accounts under the Company's Executive Deferred Compensation Plan, subject to the terms and conditions of that Plan. Except as otherwise provided herein, the amount so credited to the Executive Deferred Compensation Plan shall be subject to a vesting condition based on the Participant's continued employment with the Company.

     E.   Other Benefits. The Participant shall be entitled to such other
          --------------
benefits, if any, as may be specified by the Plan Administrator on the Participant's Notice of Participation.

                                   ARTICLE V
                            TERMINATION OF EMPLOYMENT

     If a Participant's employment with the Company terminates for any reason during the Transition Period, he or she may be entitled to severance and other benefits as follows:

     A.   Involuntary or Constructive Termination; Disability. If the Company
          ---------------------------------------------------
terminates a Participant's employment other than for Cause, or if the Participant terminates his or her employment as a result of Constructive Termination, or if the Participant's employment terminates by reason of Disability, then, subject to the Participant's obligations under the Release Agreement, the Participant shall be entitled to receive the following severance and other benefits:

          (i)  Cash Payments. The Participant shall be entitled to severance
               -------------
equal to the product obtained by multiplying the Participant's annualized Target Pay for the Company's fiscal period then in effect times the Participant's Severance Payment Factor; provided, however, that in the event that the Participant's termination is by reason of the Participant's Disability, any cash payment to which the Participant is entitled herein shall be offset by any cash disability payments to which the Participant is entitled under the Company's disability plans and programs. Such severance shall be paid to the Participant in substantially equal installments in accordance with the Company's normal payroll over the Severance Payment Period, beginning within fifteen (15) calendar days of the Participant's Termination Date.

          (ii) Options. The unvested portion of any stock option(s) held by the
               -------
Participant under the Company's stock plans shall vest and become exercisable in full. Participant shall have until the earlier of (a) the expiration of the term of the option or (b) the three (3) year anniversary of the Participant's Termination Date to exercise any options that are vested.

          (iii) Restricted Stock. Except as otherwise provided below with
                ----------------
respect to "performance-based" restricted stock, the unvested portion of any restricted stock granted to the Participant under the Company's stock plans shall vest in full on the Termination Date; with respect to restricted stock awarded to the Participant that is subject to vesting based upon the attainment of performance targets, the Participant shall vest in a portion of the unvested shares of such restricted stock and shall receive a number of unrestricted shares, such portion and such number to be determined by the Company in accordance with past practices consistently applied with respect to unvested shares of restricted stock in the case of an employee whose employment terminates by reason of retirement or permanent and total disability.

          (iv) Retiree Benefits. If specified on the Participant's Notice of
               ----------------
Participation, the Participant shall be credited with additional service for eligibility purposes under the Company's Continued Group Medical and SeniorMed Program. In addition, any employment or other similar requirement applicable to the Officers Early Retirement Plan termination amount (as credited to the Participant's account under the Company's Executive Deferred Compensation Plan, together with any earnings credited thereto) shall be waived.

          (v)  Health Plan Coverage and Financial Counseling. The Participant
               ---------------------------------------------
may elect, to the extent eligible, to continue his or her group health insurance benefits pursuant to the

Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA). The Company shall also provide to the Participant for one year after the Termination Date professional financial counseling services comparable in scope and value to the financial counseling services made available to the Participant immediately prior to the Termination Date.

          (vi) Other Benefits. The Participant shall be entitled to such other
               --------------
benefits, if any, as may be specified by the Plan Administrator on the Participant's Notice of Participation.

     B.   Other Termination. If (i) the Participant voluntarily resigns from the
          -----------------
Company (other than as a Constructive Termination), (ii) the Company terminates the Participant's employment for Cause, or (iii) the Participant's employment terminates by reason of his or her Retirement or death, then the Participant shall not be entitled to receive severance or other benefits under this Plan and shall be entitled to benefits (if any) only as may then be established under the Company's then existing benefit plans and policies at the time of such resignation or termination.

     C.   Offset for Retention Payments. Any payments and benefits that the
          -----------------------------
Participant is entitled to receive upon a termination of employment under this
Article V shall be offset and reduced by any retention payments received by the Participant in connection with the Merger, as determined by the Company.

                                   ARTICLE VI
          GOLDEN PARACHUTE EXCISE TAX AND NON-DEDUCTIBILITY LIMITATIONS

     In the event that the benefits provided for in this Plan otherwise constitute "parachute payments" within the meaning of Section 280G of the Code and would, but for this Article VI, be subject to the excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), then the Participant's benefits under Article V shall be either:

          (i)  delivered in full, or

          (ii) delivered as to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under
Section 4999 of the Code. Unless the Company and the Participant otherwise agree in writing, all determinations required to be made under this Article VI, including the manner and amount of any reduction in the Participant's benefits under Article V, and the assumptions to be utilized in arriving at such determinations, shall be made in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the event giving rise to such Payment (the "Accountants"). For purposes of making the calculations required by this Article VI, the Accountants may make reasonable assumptions and approximations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request to make a determination under this Article VI. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Article VI.

                                  ARTICLE VII
                            FUNDING POLICY AND METHOD

     Benefits and any administrative expenses arising in connection with the Plan shall be paid as needed solely from the general assets of the Company. No contributions are required from any Participant. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder nor to establish a trust for such purpose. Participants' rights against the Company with respect to severance and other benefits provided under this Plan shall be those of general unsecured creditors. No Participant has an interest in his or her severance or other benefits under this Plan until the Participant actually receives a payment.

                                  ARTICLE VIII
                                CLAIMS PROCEDURE

     In the event any claim for benefits is denied, in whole or in part, the Company shall notify the claimant of such denial in writing and shall advise the claimant of his or her right to appeal the denial. Such written notice shall set forth the specific reasons for the denial and shall be given to the claimant within ninety (90) days after the Company receives his or her claim.

                                   ARTICLE IX
                                REVIEW PROCEDURE

     A.   Review Panel. The Executive VP, Finance and Administration and Chief
          ------------
Financial Officer of the Company and the Vice President, Human Resources of the Company shall be the named fiduciaries that shall have discretionary authority to act with respect to appeals from denials of claims for benefits under the Plan.

     B.   Right to Appeal. Any person whose claim for benefits is denied, in
          ---------------
whole or in part, may appeal from the denial by submitting a written request for review of the claim to the Review Panel within sixty (60) days after receiving written notice of the denial from the Company.

     C.   Form of Request for Review. A request for review must be made in
          --------------------------
writing and shall be addressed as follows: "Review Panel Under the Hewlett-Packard Company Executive Transition Program; 3000 Hanover St., Palo Alto, California 94304." A request for review shall set forth all of the grounds upon which it is based, all facts and support thereof and any other matters that the claimant deems pertinent.

     D.   Review Panel Decision. Within sixty (60) days after receipt of a
          ---------------------
request for review, the Review Panel shall give written notice of its decision to the claimant and the Company. In the event the Review Panel confirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial and specific references to the Plan provisions on which the decision was based. In the event that the Review Panel determines that the claim for benefits should not have been denied, in whole or in part, the Company shall take appropriate remedial action as soon as reasonably practicable after receiving notice of the Review Panel's decision.

                                   ARTICLE X
                         EMPLOYMENT STATUS; WITHHOLDING

     A.   Employment Status. This Plan does not constitute a contract of
          -----------------
employment or impose on the Participant or the Company any obligation to retain the Participant as an Employee, to change the status of the Participant's employment, or to change the Company's policies regarding termination of employment. The Participant's employment is and shall continue to be at-will, as defined under applicable law. If the Participant's employment with the Company or a successor entity terminates for any reason, the Participant shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Plan, or as may otherwise be available in accordance with the Company's established employee plans and practices or other agreements with the Company at the time of termination.

     B.  Taxes. All payments made pursuant to this Plan shall be subject to all
         -----
applicable reporting obligations and any tax or other contributions required to be withheld under Federal, state or local law, or the applicable laws of any non-U.S. taxing authority as interpreted by the Company.

                                   ARTICLE XI
                     SUCCESSORS TO COMPANY AND PARTICIPANTS

     A.  Company's Successors. Any successor to the Company (whether direct or
         --------------------
indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Plan and agree expressly to perform the obligations under this Plan by executing a written agreement. For all purposes under this Plan, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection or which becomes bound by the terms of this Plan by operation of law.

     B.   Participant's Successors. All rights of the Participant hereunder
          ------------------------
shall inure to the benefit of, and be enforceable by, the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                                  ARTICLE XII
                       DURATION, AMENDMENT AND TERMINATION

     A.   Duration. This Plan shall terminate on the second anniversary of the
          --------
Effective Date, unless this Plan is extended by the Board.

     B.   Plan Amendment. The Board shall have the discretionary authority to
          --------------
amend the Plan in any respect by resolution adopted by a majority of the Board; provided, however, that the Board may not amend the Plan in any way that is adverse to a Plan Participant without the Participant's written consent.

                                  ARTICLE XIII
                                     NOTICE

     A.   General. Notices and all other communications contemplated by this
          -------
Plan shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Participant, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its General Counsel.

     B.   Notice of Termination by the Company. Any termination by the Company
          ------------------------------------
of the Participant's employment with the Company during the Transition Period shall be communicated by a notice of termination to the Participant at least five (5) days prior to the date of such termination (or at least thirty (30) days prior to the date of a termination by reason of the Participant's Disability). Such notice shall indicate the specific termination provision or provisions in this Plan relied upon (if any), shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision or provisions so indicated, and shall specify the Termination Date.

     C.   Notice by the Participant of Constructive Termination by the Company.
          --------------------------------------------------------------------
In the event that the Participant determines that a Constructive Termination has occurred at any time during the Transition Period, the Participant shall give written notice to the Company that such Constructive Termination has occurred. Such notice shall be delivered by the Participant to the Company within ninety
(90) days following the date on which such Constructive Termination occurred, shall indicate the specific provision or provisions in this Plan upon which the Participant relied to make such determination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such determination. The failure by the Participant to include in the notice any fact or circumstance which contributes to a showing of Constructive Termination shall not waive any right of the Participant hereunder or preclude the Participant from asserting such fact or circumstance in enforcing his or her rights hereunder.

                                  ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

     A.   No Duty to Mitigate. The Participant shall not be required to mitigate
          -------------------
the amount of any benefits contemplated by this Plan, nor shall any such benefits be reduced by any earnings or benefits that the Participant may receive from any other source, except as provided in Article V.A(i).

     B.   Severability. The invalidity or unenforceability of any provision or
          ------------
provisions of this Plan shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     C.   No Assignment of Benefits. The rights of any person to payments or
          -------------------------
benefits under this Plan shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection shall be void.

                                   ARTICLE XV
                           ERISA REQUIRED INFORMATION

     A.   Plan Sponsor. The Plan sponsor and administrator is:
          ------------

          Hewlett-Packard Company
          3000 Hanover Street
          Palo Alto, CA  94304

     B.   Designated Agent. Designated agent for service of process:
          ----------------

          General Counsel
          Hewlett-Packard Company
          3000 Hanover Street
          Palo Alto, CA  94304

     C.   Plan Records.  Plan records are kept on a fiscal year basis.
          ------------

     D.   Plan Funding. The Plan is funded from the Company's general assets.
          ------------